Exhibit I-1

                              Auditor's statement

Auditors report for shareholders of stock corporation
Severoceske teplarny, a.s.

We have audited the financial statements of Severoceske teplarny, a.s. for the year ended 31 December 1998. The Board of Directors is responsible for the preparation of the financial statements and for maintaining accounting which is complete, supportable and correct. Our responsibility is to express an opinion on the financial statements taken as a whole, based on our audit performed in accordance with the CNR Act no. 524/1992 Coll., on Auditors and the Chamber of Auditors of the Czech Republic and the auditing guidelines issued by the Chamber of Auditors.

The auditing guidelines require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatements. Our audit includes an examination of the evidence supporting the financial statements. Our audit also includes assessing whether the accounting policies used and significant estimates made by management are fair and suitable, as well as evaluating the overall presentation of the financial statements. Our audit procedures were carried out on a test basis and with regard to the principle of materiality. We believe that our audit provides a reasonable basis for expressing our opinion.

In our opinion, the financial statements present fairly, in all material aspects, the assets, liabilities, equity and financial position of Severoceske teplarny, a.s., as at 31 December 1998 and the financial results for the year then ended in accordance with valid acts and relevant accounting legislation.

In conclusion we note that the extraordinary General Meeting held on 28 September 1998 decided to wind-up the stock corportion Severoceske teplarny without liquidation and merge it with the stock corporation Prvni severozapadni teplarenska. this change has not been recorded in the Registrar of Companies yet.

Prague March 22, 1999

Auditing company:                    Statutory auditor:

Consultas - Audit, s.r.o.            Jaroslav Suva
License number 87                    License number 234

                           SEVEROCESKE TEPLARNY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET


  ASSETS                                    12/31/98           12/31/97
  ------                                   ---------          ---------
                                                     (CZK 000's)
                                            ---------------------------

Total Assets                                1,967,372         1,929,188
                                            =========         =========

Intang. & Tang. Assets & Invest.            1,609,480         1,620,930
                                            ---------         ---------
  Intangible Assets                             3,216             1,877
                                            ---------         ---------
    Software                                      718               770
    Intangibles in Progress                     2,498                 -
    Advances for Intangibles                        -             1,107
                                            ---------         ---------
  Tangible Assets                           1,337,659         1,347,758
                                            ---------         ---------
    Land                                       33,773            34,516
    Building, Halls & Constructions           927,602           949,650
    Sep. Movab. Items & Groups of
     Mov. Items                               322,639           315,301
    Other Tangible Assets                          20                20
    Tangibles in Progress                      52,341            46,488
    Advances for Tangibles                      1,334             1,838
    Adjustment to Acquired Property               (50)              (55)
                                            ---------         ---------
  Financial Investment                        268,605           271,295
                                            ---------         ---------
    Major. Sharehol. & Particip.
     Inter. (50%)                             211,823           210,051
    Subst. Sharhol. & Partic.
     Inter. (20-50%)                           44,249            44,133
    Intergroup Loans                            5,155             7,733
    Other Loans & Financial Investment          7,378             9,378
                                            ---------         ---------
Current Assets                                355,981           304,511
                                            ---------         ---------
  Inventory                                    55,203            48,764
                                            ---------         ---------
    Materials                                  42,182            42,343
    Work in Progress & Semi-Finished
     Product.                                  13,021             6,421
                                            ---------         ---------
  Long-Term Receivables                        11,373             4,179
                                            ---------         ---------
    Trade and Other Receivables                10,345             4,030
    Other Receivables                           1,028               149
                                            ---------         ---------
  Short-Term Receivables                      120,704           152,886
                                            ---------         ---------
    Trade Receivables                         109,159            79,326
    Receivables From Taxes & Subsidies          8,590             9,369
    Receiv. From Related Comp.
     (Sharehol. 20-50%)                             -            61,000
    Other Receivables                           2,955             3,191
                                            ---------         ---------
  Financial Accounts                          168,701            98,682
                                            ---------         ---------
    Cash                                          377               260
    Bank Accounts                              28,324            98,422
    Short-Term Financial Assets               140,000                 -
                                            ---------         ---------
Other Assets                                    1,911             3,747
                                            ---------         ---------
  Temporary Accounts of Assets                  1,798             3,741
                                            ---------         ---------
    Prepaid Expenses                            1,752             3,701
    Unbilled Revenue                               46                40
                                            ---------         ---------
  Contingencies-Gain                              113                 6

                           SEVEROCESKE TEPLARNY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET


                                            12/31/98           12/31/97
                                           ---------          ---------
                                                   (CZK 000's)
                                           ----------------------------

Total Capital & Liabilities                1,967,372          1,929,188
                                           =========          =========
Capital                                    1,719,379          1,662,408
                                           ---------          ---------
  Basic Capital                            1,133,279          1,133,279
  Capital Funds                               25,030             25,109
                                           ---------          ---------
  Funds Created From Profit                  124,105            117,310
                                           ---------          ---------
    Legal Reserve Fund                       121,278            114,915
    Statutory and Other Funds                  2,827              2,395
                                           ---------          ---------
  Retained Earnings                          320,491            259,450
  Profit and Loss of Current Accounting
   Period                                    116,474            127,260
                                           ---------          ---------
Liabilities                                  244,223            262,767
                                           ---------          ---------
  Reserves                                     9,863             24,108
                                           ---------          ---------
    Legal Reserves (i.e. Tax Deductible)       9,863             21,108
    Other Reserves                                 -              3,000
                                           ---------          ---------
  Long-Term Liabilities                        1,414              2,219
                                           ---------          ---------
  Short-Term Liabilities                      95,845             77,814
                                           ---------          ---------
    Trade Payables                            60,894             38,445
    Payables to Partners and Associations      2,389                506
    Payables to Employees                      1,071              1,267
    Social Security Payable                    2,757              3,115
    Taxes Payable                                852              1,247
    Deferred Taxes                            20,881             18,423
    Other Payables                             7,001             14,811
                                           ---------          ---------
  Bank Loans and Short Term Notes            137,101            158,626
                                           ---------          ---------
    Long-Term Bank Loans                     137,101            158,626

Other Liabilities-Temporary Accounts of
 Liabilities                                   3,770              4,013
                                           ---------          ---------
    Accruals                                     232                 70
                                           ---------          ---------
      Accruals                                    75                 45
      Deferred Income                            157                 25
                                           ---------          ---------
    Contingencies-Loss                         3,538              3,943

                           SEVEROCESKE TEPLARNY, a.s.
                FINANCIAL STATEMENTS - PROFIT AND LOSS STATEMENT


                                            12/31/98           12/31/97
                                            --------           --------
                                                   (CZK 000's)
                                            ---------------------------


Operation Revenues (A)                       810,329            850,171
                                             -------            -------
  Revenues From Finished Products and
   Services                                  785,555            816,607
  Changes in Inventory                         6,599                (87)
  Capitalization (Of Own Work)                18,175             33,651
                                             -------            -------
Consumption From Operation (B)               461,934            349,282
                                             -------            -------
  Consumption of Material and Energy         373,580            246,325
  Services                                    88,354            102,957
                                             -------            -------
Value Added (A)-(B)=(C)                      348,395            500,889
                                             -------            -------
Personnel Expenses                           103,750             98,798
                                             -------            -------
  Wages & Salaries & Earn. Of Part &
   Coop. Members                              75,098             70,595
  Bonus. To Mem. Of Exec. Bodies of
   Companies & Coop.                             585              1,815
  Social Insurance & Other Expenses           26,219             24,559
  Statutory Social Expenses                    1,848              1,829
                                             -------            -------
Taxes and Fees                                 1,886              2,204
Amortization of Intangibles and
 Depreciation of Tangibles                    77,727             72,867
Rev. From Intangibles & Tangible
 Assets & Material Sold (+)                   29,903             28,186
Net Book Value of Intangible,
 Tangibles and Material Sold (-)              23,309             20,552
Reversal of Reserves & Prepaid Expenses (+)   24,550             19,219
Creation of Reserves & Prepaid Expenses (-)   10,304             22,913
Reversal of Provisions (+)                     3,746              4,456
Creation of Provisions (-)                     4,925              3,188
Other Operational Revenues (+)                 1,318                796
Other Operational Expenses (-)                13,343            152,544
                                             -------            -------
      Net Operating Results (D)              172,668            180,480
                                             -------            -------
Revenues From Sales of Securities and
 Deposits (+)                                  1,461                  -
Sold Securities and Deposits (-)               1,233                  -
Revenues from Financial Investments (+)        1,333              1,018
Revenues from Short-Term Financial Assets (+)    102                  -
Interest Revenues (+)                         21,476             24,442
Interest Expenses (-)                         24,485             18,182
Other Financial Revenues (+)                      65                151
Other Financial Expenses (-)                   4,615              4,404
                                             -------            -------
Transfer of Financial Revenues
Transfer of Financial Expenses
      Net Result From Financial
      Activities (E)                          (5,896)             3,025
                                             -------            -------
Income Taxes on Normal Activity (F)           55,735             53,745
                                             -------            -------
  Due                                         53,277             50,329
  Deferred                                     2,458              3,416
                                             -------            -------
      Net Results After Taxes From Normal
       Activities (D)+(E)-(F)=(G)            111,037            129,760
                                             -------            -------
Extraordinary Revenues (+)                     9,541              2,468
Extraordinary Expenses (-)                     1,177              4,968
                                             -------            -------
Income Tax on Extraordinary Activity           2,927                  -
                                             -------            -------
  Due                                          2,927                  -
  Deferred                                         -                  -
                                             -------            -------
      Net Result From Extraordinary
       Activities (H)                          5,437             (2,500)
                                             -------            -------
Income Distribution to Partners
Net Income (Net Loss) for the Account
 Period (G)-(H)                              116,474            127,260
                                             =======            =======
Result of Operations Before Tax              175,136            181,005
                                             =======            =======

                           SEVEROCESKE TEPLARNY, a.s.
                               CASH FLOW STATEMENT
                      For the year ended 31 December 1998

                                                                                         12/31/98     12/31/97
                                                                                         --------     --------
Cash and Cash Equivalents at the Beginning of the Accounting Period (A)                    98,682      103,605
                                                                                          -------      -------
Profit/Loss From Normal Activity Before Taxes (B)                                         166,772      183,505
                                                                                          -------      -------
Adjustment by Non-Cash Transactions (C)                                                    63,904      127,896
                                                                                          -------      -------
  Depreciation of Fixed Assets                                                             79,302       73,928
  Change in Provisions, Reserves and Change in Prepayments and Accruals                   (11,467)      67,695
  (Profit) Loss From Sale of Fixed Assets                                                  (5,607)      (6,449)
  Dividends and Profit Revenues                                                            (1,333)      (1,018)
  Interest Expense                                                                          3,009       (6,260)
                                                                                          -------      -------
Net Cash Flow From Operational Activity (B)+(C)=(D)                                       230,676      311,401
                                                                                          -------      -------
Change in Working Capital (E)                                                              42,328      (78,318)
                                                                                          -------      -------
  Change in Receivables From Operational Activities                                        30,148       (9,388)
  Change in Short-Term Payables From Operational Activities                                19,819      (59,667)
  Change in Inventories Balance                                                            (7,639)      (9,263)
                                                                                          -------      -------
Net Cash Flow From Oper. Activity Before Taxes (D)+(E)=(F)                                273,004      233,083
                                                                                          -------      -------
Interest Paid (G)                                                                         (24,485)     (18,182)
Interest Received (H)                                                                      21,408       24,334
Tax on Normal Activity and Additional Tax of Prior Years (I)                              (57,598)     (45,055)
Revenues and Expenses Related to Extraordinary Items (J)                                    8,364       (2,500)
                                                                                          -------      -------
  Net Cash Flow From Operational Activity (F)+(G)+(H)+(I)+(J)=(K)                         220,693      191,680
                                                                                          -------      -------
Fixed Asset Acquisition                                                                  (109,119)    (145,834)
Sale of Fixed Assets                                                                       14,652       14,966
Loans to Related Parties                                                                    2,578        2,578
                                                                                          -------      -------
  Net Cash Flow From Investment Activity (L)                                              (91,889)    (128,290)
                                                                                          -------      -------
Change in Long-Term and Short-Term Liabilities (M)                                           (805)     (10,805)
                                                                                          -------      -------
Impact of Changes in Equity (N)                                                           (59,313)     (58,526)
                                                                                          -------      -------
  Direct Payments Debited to Funds                                                         (1,694)      (1,803)
  Paid-out Dividends and Profit Shares                                                    (57,619)     (56,723)
                                                                                          -------      -------
Dividends and Profit Shares Received (O)                                                    1,333        1,018
                                                                                          -------      -------
  Net Cash Flow From Financial Activity (M)+(N)+(O)=(P)                                   (58,785)     (68,313)
                                                                                          -------      -------
Net Increase/Decrease in Cash (K)+(L)+(P)=(Q)                                              70,019       (4,923)
                                                                                          -------      -------
Cash and Cash Equivalents as the End of the Accounting Period (A)+(Q)                     168,701       98,682
                                                                                          =======      =======
